EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-124478 and 333-128237) of Trico Marine Services, Inc. of our report dated February 25, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 25, 2008
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-124478 and 333-128237) of Trico Marine Services, Inc. of our report dated February 24, 2006 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 25, 2008